UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2012 (March 20, 2012)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 20, 2012, Ampal-American Israel Corporation (the “Company”) entered into an agreement with Zahi Ben-Atav, the Vice President Accounting and Controller of the Company, with respect to the termination of his employment with the Company. Pursuant to the terms of the agreement, Mr. Ben-Atav’s employment with the Company was terminated on March 20, 2012, and Mr. Ben-Atav received from the Company all unpaid salary through the date of termination, as well as a lump sum of Mr. Ben-Atav’s prior notice and other benefits, all in accordance with Mr. Ben-Atav's employment agreement.

(c)    On March 20, 2012, Nir Bernstein, 46, was appointed as the Company’s new Controller. Since October 4, 2010, Mr. Bernstein had served as the Company's assistant controller. From August 1997 until September 2010, Mr. Bernstein was employed by the accounting firm of PWC – Keselman & Keselman and had served as a senior manager at said firm since July 2004.

(e)    In connection with Mr. Bernstein’s employment as assistant controller, Mr. Bernstein entered into an employment agreement with the Company in October 2010. Pursuant to such agreement, Mr. Bernstein is eligible for certain benefits, including, without limitation, severance and pension benefits and Company contributions for professional education. The compensation program of the Company is described in "The Company’s Executive Officers" section of the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission by the Company on March 31, 2011, which description is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: March 26, 2012	By:	/s/ Yoram Firon
Name: Yoram Firon
Title: Vice President - Investments and Corporate Affairs and Secretary

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